UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2012

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Key Technology, Inc. (“the Company”) was held on February 8, 2012.  A brief description of each proposal voted on at the annual meeting and the final number of votes cast for, against, withheld and broker non-votes on each proposal is set forth below.

Proposal 1 – The following persons were elected to the Company’s board of directors to hold office until the 2015 annual meeting of shareholders or until a successor is duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Michael L. Shannon	3,985,919	379,846	811,008
Donald A. Washburn	4,115,685	250,080	811,008

Proposal 2 – The advisory (non-binding) proposal regarding the 2011 compensation of the Company’s named executive officers received the following vote:

Votes For:	4,124,138
Votes Against:	45,850
Abstentions:	195,777
Broker Non-Votes:	811,008

Proposal 3 – The ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accountants for fiscal 2012 received the following vote:

Votes For:	5,173,403
Votes Against:	2,740
Abstentions:	630
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated:  February 13, 2012